Exhibit 99.2

[Via email sent on August 22, 2014]

Jim,

Per our conversation last night, I am resigning as CTO & EVP from Red Hat. My last day will be September 5, 2014, but should you deem earlier or later is better I’ll support that.

Thanks for everything you have done for me, personally and professionally.

[Brian]